 EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on this amendment to Schedule 13D, dated September 18, 2020 (the “Schedule 13D”), with respect to the Shares of Adicet Bio, Inc. is filed, and all amendments thereto will be filed, on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to this Schedule 13D.  Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D, and for the completeness and accuracy of the information concerning itself contained therein.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 18th day of September, 2020.

OrbiMed Advisors LLC

By:	/s/ Jonathan T. Silverstein
	Title:	Member

OrbiMed Capital GP V LLC

By:	OrbiMed Advisors LLC its Managing Member

By:	/s/ Jonathan T. Silverstein
	Title:	Member of OrbiMed Advisors LLC

OrbiMed Capital GP VI LLC

By:	OrbiMed Advisors LLC its Managing Member

By:	/s/ Jonathan T. Silverstein
	Title:	Member of OrbiMed Advisors LLC

OrbiMed Israel GP Ltd.

By:	/s/ Jonathan T. Silverstein
	Title:	Director

OrbiMed Israel BioFund GP Limited Partnership

By:	OrbiMed Israel GP Ltd. its General Partner

By:	/s/ Jonathan T. Silverstein
	Title:	Director of OrbiMed Israel GP Ltd.

OrbiMed Advisors Israel II Limited

By:	/s/ Jonathan T. Silverstein
	Title:	Director

OrbiMed Israel GP II, L.P.

By:	OrbiMed Advisors Israel II Limited its General Partner

By:	/s/ Jonathan T. Silverstein
	Title:	Director of OrbiMed Advisors Israel II Limited